Exhibit 99.1

Blue Star Foods Retains Hayden IR as Investor Relations Consultant

Miami, Florida, Feb. 24, 2021 (GLOBE NEWSWIRE) — Blue Star Foods Corp., a Delaware corporation (OTC:BSFC) (“Blue Star” or the “Company”), a sustainable seafood company, today announced that it has retained Hayden IR, LLC (“Hayden IR”) to provide investor relations and financial communication services to Blue Star. Hayden IR will assist Blue Star Foods with its overall investor relations strategy and undertake to broaden the awareness of the Company within the investor and financial community.

“We believe Blue Star has made considerable progress and has emerged as a leading source of sustainable seafood products, ideally positioned for ESG and sustainability-focused investors,” commented John Keeler, Chairman, Chief Executive Officer and Chief Sustainability Officer of Blue Star. “As we move forward with our plans for a listing on a national securities exchange, and work to close the previously announced proposed acquisition of Taste of BC Aquafarms, Inc., thereby entering the land-based Recirculating Aquaculture Systems (RAS) salmon farming business, we felt the time was optimal to retain professional investor relations consultants to help us more effectively communicate with the professional investment community.”

“It is estimated that one in four investment dollars is currently focused on ESG situations, and Blue Star Foods has built its business on sustainability, the environment and best practices,” commented Brett Maas, Managing Partner of Hayden IR. “We believe this is a timely and interesting story for the right investor, particularly as the company endeavors to accelerate growth through strategic acquisitions and moves forward with its attempt to list on a national securities exchange. We are excited to help Blue Star’s experienced team broaden its exposure with professional investors.”

About Hayden IR, LLC

Hayden IR is an investor relations consulting firm, which leverages decades of cumulative experience to develop strategies to help clients effectively communicate with the investment community. Hayden IR works to help its clients to secure a reasonable valuation by attempting to broaden their audience, expand institutional ownership, and ensure clear, consistent communication with the public (http://www.haydenir.com).

About Blue Star Foods Corp.

Blue Star Foods Corp. is a sustainable seafood company that processes, packages, and sells refrigerated pasteurized Blue Crab meat, and other premium seafood products. The Company believes it utilizes best-in-class technology, in both resource sustainability management and traceability, and ecological packaging. Its products are currently sold in the United States, Mexico, Canada, the Caribbean, the United Kingdom, France, the Middle East, Singapore, and Hong Kong. The Company’s headquarters are in Miami, Florida (United States), and its corporate website is: http://www.bluestarfoods.com.

Safe Harbor

This press release contains statements, which may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief, or current expectations of Blue Star and members of its management team, as well as the assumptions on which such statements are based. Such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that may cause actual results to differ from those anticipated are discussed throughout the Company’s reports filed with Securities and Exchange Commission which are available at www.sec.gov as well as the Company’s web site at http://www.bluestarfoods.com. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Contacts

Constantino Gutierrez | Newbridge Securities Corporation

cgutierrez@newbridgesecurities.com | Office: (480) 207-1824